UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 2, 2010
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On September 2, 2010, the Company was advised by The NASDAQ Stock Market LLC (“NASDAQ”) hearing panel that the Company’s request for its continued listing on NASDAQ through January 3, 2011 was granted. Additionally, the Company also recently received notice from NASDAQ granting the shareholder approval exemption requested by the Company and required for the consummation of the investment in the Company by North American Financial Holdings, Inc. (“NAFH”). A Copy of the press release announcing the NASDAQ decision is attached hereto as Exhibit 99.1 and is incorporated by reference herein. For additional information regarding the NAFH investment agreement and the transactions contemplated thereby, see the Company’s Form 8-K filed on June 30, 2010.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Exhibits

99.1	Press Release dated September 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: September 8, 2010	By:	/s/ Thomas J. Longe
Thomas J. Longe
Vice Chairman, Chief Executive Officer and President